UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

At meetings with investors and analysts this week, executives of Western Digital Corporation (the "Company") will provide updates regarding current conditions in the hard drive industry, its plans for future wafer fabrication capacity additions, and shipments of its newest PMR-based 2.5 inch products. Specifically, the Company expects to communicate the following:

• As expected, demand and pricing in the hard drive markets thus far in the June quarter are seasonally soft.

• Historically, June quarter shipment patterns are more back-end loaded than other quarters. As a result, business in the remainder of the quarter will determine the Company’s June quarter financial performance.

• Weeks of inventory in the distribution channel for the industry and for the Company are within the long-stated manageable range of 4 to 6 weeks.

• The Company has finalized plans for expanding its head wafer fabrication capacity. Specifically, the Company currently expects to spend approximately $200 million in its fiscal year 2008 and approximately $100 million in each of the subsequent two fiscal years, for a total of approximately $400 million for this purpose over the three-year period. The expansion involves additions to the Company’s existing head manufacturing facilities. These investments are incremental to the Company’s normal capital expenditures levels. Previously, the Company had indicated that the wafer fabrication expansion could require a new facility and the expenditure could total as much as $800 million.

• In a separate press release today, the Company announced it is now shipping the new 250 GB WD Scorpio™ 2.5-inch Serial ATA hard drive for notebook PCs, one of the industry’s fastest growing markets. The drives utilize the Company’s own perpendicular magnetic recording (PMR) technology to achieve the industry’s highest capacity in a small form factor drive and have WD proprietary features that make the drive quiet, use less power and run at cool operating temperatures. The WD Scorpio 250 GB hard drive is a result of the significant investments the Company has made in proprietary head technologies as well as significant system level feature innovation.

This Form 8-K contains forward-looking statements, including statements concerning demand, pricing and inventory conditions in the hard drive industry and for the Company for the June quarter, the Company's expectations that business in the remainder of the quarter will determine the Company's June quarter financial performance, and the Company's capital expenditure plans over the next three fiscal years for expansion of its head wafer fabrication capacity. These forward-looking statements are based on current management expectations and are subject to important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; difficulties in reducing yield losses from complex manufacturing processes and new technologies; business conditions and growth in the notebook, consumer electronics, enterprise, branded products and desktop markets; and other risks and uncertainties listed in the Company's recent Form 10-Q filed with the SEC on May 8, 2007, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

May 21, 2007	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary